UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2010

CHINA VOIP & DIGITAL TELECOM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor Tower B1, Yike Industrial Base, Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-87027114 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On or about May 24, 2010, China VoIP and Digital Telecom Inc., a Nevada corporation (the “Company”), mailed a Consent Information Statement to its holders of common  stock as of April 19, 2010 (the “Record Date”) requesting their votes on certain issues as detailed in the Copy of the Consent Information Statement filed as exhibit 10.1.  The Consent Information Statement requested Stockholder Approval on the following issues:

1.	An amendment to the Company’s articles of incorporation changing the name of the Company to China Intelligence Information Systems Inc.;
2.	The nomination of 7 directors to our Board of Directors, who will each serve until our next Annual Meeting of Shareholders or until their successors has been elected and qualified;
3.
The adoption of the Amended and Restated Articles of Incorporation (“Restated Articles”) to increase the number of authorized shares of common stock from seventy-five million (75,000,000) shares to two hundred and fifty million (250,000,000) shares;

4.	The ratification of the appointment of Kabani & Company Inc. Certified Public Accountants as our independent registered public accounting firm for the fiscal year ended December 31, 2010.

On June 21, 2010, the Company received the approval from the majority of its holders of common stock to pass all the resolutions included in the Consent Information Statement.  A copy of the voting results is attached as exhibit 10.2 to this Form 8-K.

As the Company has now received the required approvals from its stockholders, the Company will now move forward in the coming days to enact all of the changes approved by the stockholders.  The Company will issue a Press Release and Form 8-K to disclose the effective dates of the above noted changes.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of the Consent Information Statement mailed on or about May 24, 2010
10.2	Copy of the Voting Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VOIP & DIGITAL TELECOM, INC.

Date: June 28, 2010	By:	/s/ Li Kunwu
Li Kunwu President and Chief Executive Officer